                                                                       EXHIBIT 5



                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of August 8, 2000, among Critical Path, Inc., a California corporation ("Parent"), Prince Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and PeerLogic, Inc., a California corporation (the "Company").

                                    RECITALS

         A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of Common Stock and Preferred Stock of the Company ("Company Capital Stock") and all outstanding options and other rights to acquire or receive shares of Company Capital Stock shall be converted into the shares of or rights to receive shares of Common Stock of Parent ("Parent Common Stock").

         C. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain affiliates of the Company are entering into Voting Agreements in substantially the form attached hereto as Exhibit A (the "Voting Agreement").

         D. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions.

         E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         F. The parties intend for the Merger to be accounted for financial accounting purposes as a purchase.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:
ARTICLE I
                                   THE MERGER

         The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the


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terms and conditions of this Agreement and the applicable provisions of
California law, including the California General Corporation Law (the "CGCL"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation".

         Effective Time. Unless this Agreement is earlier terminated pursuant to
Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date". On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger with the California Secretary of State (the "Agreement of Merger"), a form of which is attached hereto as Exhibit B, in accordance with the relevant provisions of applicable law. The date and time the Merger becomes effective in accordance with the provisions of the CGCL is the "Effective Time".

         Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Articles of Incorporation; Bylaws.

         Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Merger Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.


         The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         Directors and Officers. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

         Shares to Be Issued; Effect on Capital Stock. Subject to the provisions of Section 1.6(d)(iv), the number of shares of Parent Common Stock to be issued in exchange for the acquisition by Parent of all outstanding Company Common Stock and Company Preferred shall be 6,400,000 (the "Stock Consideration"). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof


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to the Closing Date pursuant to the exercise of options to acquire Company
Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

         Conversion of Company Common Stock. Each share of Common Stock of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be converted automatically into that number of shares of Parent Common Stock as is equal to the Exchange Ratio (as defined in paragraph (h) below).

         Conversion of Company Preferred Stock. Each share of Series B Preferred Stock of the Company ("Series B Preferred"), Series C Preferred Stock of the Company ("Series C Preferred") and Series D Preferred Stock of the Company ("Series D Preferred", and together with the Series B Preferred and Series C Preferred (the "Company Preferred") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Preferred to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be converted automatically into that number of shares of Parent Common Stock as is equal to the Exchange Ratio (as defined in paragraph (h) below) multiplied by the number of shares of Company Common Stock into which such share of Company Preferred would convert pursuant to an automatic conversion as described in the Company's Restated Articles of Incorporation ("Articles of Incorporation").

         Cancellation of Parent-Owned and Company-Owned Stock. Each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof; provided, however, that such shares shall have the effect of reducing the Stock Consideration ("Converted Shares"). Notwithstanding the cancellation of the Converted Shares pursuant to the preceding sentence, the cancellation of such Converted Shares (i) shall not reduce the Stock Consideration for purposes of calculating the Outstanding Common Amount or the Exchange Ratio and (ii) shall have the effect of reducing the Stock Consideration actually payable by Parent pursuant to Section 1.8.

         Stock Options. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's stock option plans listed on
Schedule 2.20(b) (such plans will be referred to collectively as the "Option Plan"), or otherwise, shall be assumed by Parent in accordance with provisions described below.


         At the Effective Time, each outstanding option to purchase shares of Company Common Stock under the Option Plan or otherwise, whether vested or unvested (each a "Company Option"), shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such


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Company Option immediately prior to the Effective Time, except that (A) such
Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option regardless of whether the Company Option is vested or unvested immediately prior to the Effective Time multiplied by the Exchange Ratio (as defined in paragraph (h) below), rounded down to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

         It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

         Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

         In the event that any Company Options are exercised prior to the Effective Time, then the Stock Consideration shall be increased by an amount equal to the number of shares of Company Common Stock issued upon such exercise multiplied by the Exchange Ratio.

         The parties understand that the Company has granted options to individuals who as of the date of this Agreement may not have executed and returned the paperwork and stock option agreements to the Company as required to document the outstanding option grants. Therefore, it is the intention of the parties that the term "Company Option" as used in this Agreement have the meaning ascribed to it in Section 1.6(d) and shall include only those options to purchase shares of Company Common Stock that are identified on Schedule 2.2(b) and all such options shall be evidenced by a stock option agreement that is executed by the Company prior to the date of this Agreement and signed by the optionee within the time frame provided in the applicable stock option plan or stock option agreement.

         Capital Stock of Merger Sub. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring or with a record date after the date hereof and prior to the Effective Time.


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         Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded down to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock for the ten (10) consecutive trading days ending on the second trading day immediately prior to the Closing, as reported on the Nasdaq National Market.

         Definitions.

         Escrow Consideration. The "Escrow Consideration" shall mean 0.1 multiplied by the Stock Consideration; provided, however, that such amount shall be reduced by the number of shares of Parent Common Stock calculated by multiplying (i) the aggregate number of shares of Company Common Stock held by holders of less than 1,001 shares of Company Common Stock ("Non-Indemnifying Shareholders"), times (ii) the Exchange Ratio, times (iii) 0.1.

         Exchange Ratio. The "Exchange Ratio" shall mean the Stock Consideration divided by the Outstanding Common Amount.

         Outstanding Common Amount. The "Outstanding Common Amount" shall mean the aggregate number of shares of Company Common Stock outstanding as of the signing of this Agreement (taking into account all shares of Company Preferred that shall be converted into Company Common Stock as of the Effective Time).

         The Company represents and warrants that the Outstanding Common Amount immediately prior to signing this Agreement is 15,669,775. The Company acknowledges that Parent is relying on this number for purposes of calculating the Exchange Ratio and that no qualifications, whether contained in this Agreement, any schedules or exhibits attached to this Agreement or any other document delivered by the Company, shall have the effect of modifying such amount. The parties agree that any inaccuracy in the Outstanding Common Amount shall be deemed to be a mistake of fact and that the Exchange Ratio shall be recalculated to take into account any such inaccuracy. In the event that, as a result of recalculating the Exchange Ratio, the Parent is required to issue more shares of Parent Common Stock than would have been issued had there been no inaccuracy in the Outstanding Common Amount (such additional shares being referred to herein as the "Excess Shares"), the Parent shall be entitled to receive an amount of shares from the Escrow Agent equal to the Excess Shares which shall be taken from the Escrow Shares without giving effect to Section 7.4(c) below.

         Dissenting Shares.

         Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with the CGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be converted


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into or represent Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the CGCL.

         Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under the CGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only Parent Common Stock, and cash in lieu of fractional shares as provided in Section 1.6, without interest thereon.

         The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to the CGCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the CGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

         Surrender of Certificates.

         Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") in the Merger.

         Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock; provided that on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the Stock Consideration otherwise issuable to holders of Company Capital Stock pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock (other than holders of Dissenting Shares on whose behalf no shares will be deposited into the escrow account) shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock.

         Exchange Procedures. Promptly after the Effective Time, Parent shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent


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

or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund (as defined in Section 7.5 below) on such holder's behalf pursuant to Section 7.5 hereof), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Notwithstanding the provisions contained in Section 1.6(g), any fractional share that would otherwise result from the issuance of a certificate representing the shares of Parent Common Stock to be deposited into escrow pursuant to Article VII hereof shall be rounded down to the nearest whole share and any fraction of a share that would otherwise result from the issuance of a certificate representing the remaining shares of Parent Common Stock which each such shareholder would otherwise be entitled to receive under Section 1 by virtue of ownership of outstanding shares of Company Common Stock shall be rounded up to the nearest whole share. Such shares shall be owned beneficially and of record by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6 and this Section 1.8(c). Parent shall use its reasonable efforts to cause the Exchange Agent to issue to each Company shareholder the Parent Common Stock pursuant to Section 1.6 within five (5) business days after the Exchange Agent receives all documents necessary to effect such exchange, properly completed, guaranteed (in the event that shares of Parent Common Stock are requested to be registered in names other than the registered holder of Company Common Stock or Company Preferred) and presented for transfer, from each such shareholder.

         Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such certificate shall surrender such certificate. Subject to applicable law, following surrender of any such certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

         Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it


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

will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         No Liability. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and
(ii) be accounted for financial reporting purposes as a purchase. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. No party to this Agreement shall take any action inconsistent with such treatment.

         Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


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                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby makes the following representations and warranties to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure schedules (referencing the appropriate section number) supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof. Any information disclosed on the Company Schedules under any section number set forth therein shall be deemed to be disclosed and incorporated into any other section under the Company Schedules where such disclosure would on its face reasonably be deemed to apply. For purposes of this
Article II, the "Company" shall mean the Company and its subsidiaries unless the context otherwise requires.

         Organization of the Company. Except as set forth on Schedule 2.1, the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate have a Material Adverse Effect on Company. The Company has delivered a true, correct and complete copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

         Company Capital Structure.

         Subject to the disclosures in Schedule 2.2(a)-1, the authorized capital stock of the Company consists of 30,000,000 common shares of which 3,665,341 are issued and outstanding and 20,000,000 preferred shares of which 8,250,000 shares of Series B Preferred are issued and outstanding, 7,046 shares of Series C Preferred are issued and outstanding, and 3,747,388 shares of Series D Preferred are issued and outstanding. The Company's capital stock is held by the persons, with the domicile addresses and in the amounts set forth on Schedule 2.2(a)-1. Except as to the corporate matters described on Schedule 2.2(a)-2, all of the Company Capital Stock is duly authorized, validly issued, fully paid and non-assessable. Except as set forth in the Articles of Incorporation, the Company Capital Stock is not subject to preemptive rights. By virtue of the transactions contemplated hereby, other than the rights of the persons identified on Schedule 2.2(a)-1, and other than persons who duly exercise dissenters' rights, no person shall have any rights of rescission or any other claims against the Surviving Corporation or Parent based on their ownership or their purposed ownership of equity interests of or rights to receive equity interests of the Company.

         The Company has reserved 4,500,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 3,715,906 shares are subject to unexercised


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

Company Options as of the date of this Agreement, which are reflected in executed option agreements or in resolutions of the Board of Directors or compensation committee of the Company prior to the date hereof and 784,094 shares remain available for future grant as of the date of this Agreement. The Company has not issued options outside its Option Plan and has not reserved any shares of Common Stock for issuance upon exercise of outstanding Company Options granted outside the Option Plan. Except as disclosed on Schedule 2.2(a)-1, all options to purchase equity securities of the Company granted by the Company have been in compliance with Rule 701 promulgated under the Securities Act. Schedule 2.2(b)-1 sets forth for each Company Option granted as of the date of this Agreement the name of the holder of such option, the state of domicile of such holder, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option. Schedule 2.2(b)-2 sets forth the extent to which the Company Options are vested to date and whether the exercisability of such Company Option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Except for the Company Options described in Schedules 2.2(b), as of the date of this Agreement there are no options, warrants, calls, rights, commitments or agreements of any character (including without limitation promissory notes purporting to be convertible), written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company. Except for the Company Options described in Schedule 2.2(b), as of the date of this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options have been or will be given, or shall have waived, any required notice prior to the Merger. As a result of the Merger and the assumption of all Company Options pursuant to
Section 1.6(d), Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.

         Subsidiaries. The Company has the subsidiaries identified on Schedule
2.3. Other than the subsidiaries identified on Schedule 2.3, the Company does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. With respect to each subsidiary identified on Schedule 2.3, the Company owns, either directly or indirectly, 100% of the voting and 100% of the equity interests in such subsidiary. Except as described in Schedule 2.3, neither the Company, nor any such subsidiary has granted any options or other rights to acquire equity in any such subsidiary.

         Authority; No Conflicts; Required Filings.

         Subject only to the approval of the Merger and this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's shareholders to duly approve the Merger and this Agreement is a majority of the outstanding shares of Company Common Stock, a majority of the outstanding shares of Company

Preferred, voting as a separate class, and a majority of the outstanding shares of Series D Preferred, voting as a separate series of Company Preferred. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of this Agreement and the Merger by the Company's shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.


         Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by the Company's shareholders and compliance with the requirements set forth in paragraph 2.4(c), the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the performance by the Company of its obligations under this Agreement will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

         No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required at or prior to the Effective Time by or with respect to the Company in connection with the Company's execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except (i) for the filing of the Agreement of Merger with the California Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iv) filings or notifications with foreign governmental entities and the rules and regulations under applicable foreign law, and (v) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4 and (vi) where the failure to obtain such consents, approvals, authorizations or permits, to make such filings or notifications, (x) would not prevent consummation of the Merger or otherwise prevent the Company from performing its obligations under this Agreement or (y) would, individually or in the aggregate, (A) not have a Material Adverse Effect on the Company, (B) not result in a loss of a material benefit, and (C) not result in a liability in excess of $25,000 in the aggregate.

         Company Financial Statements. Schedule 2.5 sets forth the Company's unaudited balance sheet as of December 31, 1999 (the "Balance Sheet") and the related unaudited statements of operations and cash flows for the twelve-month period then ended and the Company's unaudited balance sheet dated as of June 30, 2000 and the unaudited statements of operations and cash flows for the six-month period ended June 30, 2000 (collectively, the "Company Financials"). The Company Financials have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials fairly present the financial condition and operating results of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated therein, subject, in the case of the unaudited financial statements, to the absence of footnotes and normal year-end adjustments, which will not be material in amount or significance.

         No Undisclosed Liabilities. Except as set forth on Schedule 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (a) has not been reflected in the Balance Sheet or other Company Financials or specifically referenced in the Schedules hereto, or (b) has not arisen in the ordinary course of the Company's business since December 31, 1999, consistent with past practices and in the aggregate exceed $100,000.

         No Changes. Except as set forth in Schedule 2.7, from December 31, 1999 to the date of this Agreement, there has not been, occurred or arisen any:

         transaction by the Company except in the ordinary course of business and consistent with past practices;

         amendments or changes to the Articles of Incorporation or Bylaws of the Company;

         capital expenditure or commitment by the Company of $100,000 in any individual case or $250,000 in the aggregate;

         destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

         labor trouble or claim of wrongful discharge or other unlawful labor practice;

         change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

         revaluation by the Company of any of its assets;

         declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

         increase from the comparable rates or values in effect during fiscal year 1999 in the salary or other compensation payable or to become payable by the Company, having a value in excess of

         $50,000, to any of its officers, directors, employees, independent contractors or consultants in each case who have annual compensation in excess of $100,000 after giving effect to such increases, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

         sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business and consistent with past practices;

         amendment (other than an extension of time or an increase in amount payable to the Company) or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

         loan by the Company to any person or entity (other than intercompany loans), incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices and except for advances under the Company's existing revolving credit agreement (which agreement has not been amended since December 31, 1999);

         waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of $50,000 or more in the aggregate of the Company;

         commencement or notice or to the Company's knowledge threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

         notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.11 below) or of infringement by the Company of any third party's Intellectual Property rights;

         issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities, except for options granted in the ordinary course of business and Company Common Stock issued upon the exercise of options;

         material change in pricing or royalties charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company, other than such changes as are in the ordinary course of business and consistent with past practice;

         event or condition of any character that has or would be reasonably expected to have a Material Adverse Effect on the Company; or

         agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         Tax and Other Returns and Reports.

         Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties and impositions, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         Tax Returns and Audits.

         The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law, except to the extent that such failures to file, to be true and correct or to be completed in accordance with applicable law, as applicable, individually or in the aggregate would not result in liability to the Company or the Surviving Corporation in excess of $50,000 or otherwise have a Material Adverse Effect on the Company.

         The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

         To the Company's knowledge, there is no Tax deficiency outstanding, proposed or assessed against the Company that is not adequately reserved for and reflected on the Company Financials, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         To the Company's knowledge, no audit or other examination of any Return of the Company is in progress as of the date of this Agreement, nor has the Company been notified as of or prior to the date of this Agreement of any request for such an audit or other examination.

         The Company has no knowledge of any basis for the assertion of any liabilities for unpaid federal, state, local or foreign Taxes which have not been accrued or reserved against on the Balance Sheet whether asserted or unasserted, contingent or otherwise attributable to the Company, its assets or operations.

         The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since December 31, 1993.

         There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes.

         The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

         None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

         Except as set forth on Schedule 2.8(b), as of the Effective Time, there will not be any contract, agreement, plan or arrangement to which the Company is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

         The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

         The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

         The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  (c ) Consolidated Returns; Tax Liability of Others; Partnership Tax. The Company has (a) never been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) no liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and (c) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

                  (d ) Distributing or Controlled Corporation. The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under
Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         Title to Properties; Absence of Liens and Encumbrances.

         The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently, leased by the Company, the name of the lessor and the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease, and there are no other agreements with respect to such leases between the parties thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms and there is not, under any of such leases, any existing default by the Company (or to the Company's knowledge, by the other party to such lease) or event of default (or event which with notice or lapse of time, or both, would constitute such a default).

         The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials and except for liens for Taxes not yet due and payable, municipal and zoning ordinances, easements for public utilities and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

         Intellectual Property.

         For the purposes of this Section 2.11, the following terms have the following definitions:

         "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries ("Patents); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation embodying or evidencing any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights");
         (iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks"); (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (ix) all World Wide Web addresses, sites and domain names; and (x) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world. Notwithstanding the above, Intellectual Property does not include any of the items defined above that are in the public domain or otherwise not proprietary to any person, or any property which is readily available to any person through the purchase of software or other product that can be purchased at retail subject only to a shrink wrap or click wrap license. In addition, Intellectual Property does not include any item defined above which is (i) immaterial to the business of the Company or (ii) licensed by the Company from a third party and as to which there are alternative products available in the market, the purchase or use of which by the Company would not result in a material delay in the development or sale of the Company's products and would not, in the aggregate, cost in excess of $25,000 to replace.

         "Business" means the business of the Company, including the manufacture, use, licensing, distribution and sale of any products or technology or the provision of any services by the Company, as currently conducted, as conducted since the inception of the Company, or as reasonably is contemplated to be conducted by the Company in the future.

         "Company Intellectual Property" shall mean any Intellectual Property that is owned by or licensed to the Company.

         "Registered Intellectual Property" shall mean all United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyrights registrations and applications to register Copyrights; (iv) Mask Work registrations and applications to register Mask Works; and (v) any other Company Intellectual Property owned by the Company that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

         Schedule 2.11(b) lists all Registered Intellectual Property in whole or in part owned by or filed in the name of the Company (the "Company Registered Intellectual Property").

         Each item of Company Intellectual Property owned by the Company, including all Company Registered Intellectual Property listed on Schedule 2.11(b), is free and clear of any encumbrance, including any lien or security interest other than (i) Liens for Taxes not yet due and payable and (ii) end-user licenses granted by the Company pursuant to its standard form or forms of end-user license(s) or other agreements that do not materially differ therefrom. Copies of the Company's standard form end user licenses are attached hereto as Schedule 2.11(c).

         The Company owns exclusively, and has good title to, all copyrighted works that are software products of the Company or other works of authorship that the Company otherwise purports to own.

         Except for end-user licenses granted by the Company pursuant to its standard form of end-user license(s) (or agreements that do not materially differ therefrom), the Company has not transferred ownership of, or granted any license of or right to use or authorized the retention of any rights to use, any Intellectual Property that is, or was, Company Intellectual Property, to any other person.

         The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Business including (i) the making, using, selling, marketing, or importing of any product or device,
(ii) the practice of any process, (iii) the offering or performance of any service, or (iv) the copying, display, performance, distribution, creation of derivative works of, or the exploitation of any device or work, including any of the foregoing with respect to products, technology or services currently under development by Company.

         The contracts, licenses and agreements listed on Schedule 2.11(g) include all material contracts, licenses and agreements (other than end-user licenses granted to the Company pursuant to its standard form of end-user license) pursuant to which any Person, including any Affiliate of Company, has licensed any Intellectual Property to the Company. The Company is not in breach of any of the foregoing contracts, licenses and agreements and, to the knowledge of the Company, no other party to such contracts, licenses and agreements is in breach thereof.

         The contracts, licenses and agreements listed on Schedule 2.11(h) include all contracts and agreements pursuant to which any Person, including any third party developer or consultant, has developed any device or technology, authored any work, or otherwise created any thing in which any Intellectual Property rights might arise, either separately or jointly with the Company or any other Person, which the Company uses, possess or which the Company believes it owns.

         The contracts, licenses and agreements listed on Schedule 2.11(i) include all material contracts, licenses and agreements pursuant to which the Company has licensed or transferred to any third person or any Affiliate of the Company any material Company Intellectual Property other than end-user licenses granted by the Company pursuant to its standard form of end-user license. The Company is not in breach of any of the foregoing contracts, licenses and agreements and, to the knowledge of the Company, no other party to such contracts, licenses and agreements is in breach thereof.


         The consummation of the transaction contemplated by this Agreement will not cause or obligate Surviving Corporation (i) to grant to any third party any rights or licenses with respect to any Intellectual Property of Parent; or (ii) pay any royalties or other amounts in excess of those being paid by Company prior to the Closing.

         Schedule 2.11(k) lists all material agreements, licenses and contracts pursuant to which Company has agreed to indemnify, hold harmless, or otherwise agree to be liable for any losses cost or damages of, a third party with respect to any Company Intellectual Property or product or service of Company.

         To the Company's knowledge, except as set forth on Schedule 2.11(l), all material Company

Intellectual Property, including any item thereof, will be fully transferable, alienable or licensable by, Company without restriction and without payment of any kind to any third party.

         Except as set forth on Schedule 2.11(m), the consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of Company in any Company Intellectual Property or result in the breach or termination of any license, contract or agreement to which Company is a party respecting any material Company Intellectual Property.

         To the Company's knowledge, the operation of the Business, including
(i) the making, using, selling, marketing, or importing of any product or device, (ii) the practice of any process, (iii) the offering or performance of any service, or (iv) the copying, distribution, performance, display, creation of derivative works of, or the exploitation of any device or work, including any of the foregoing with respect to products, technology or services currently under development by Company, does not, and will not when conducted in substantially the same manner following the Closing by Buyer, infringe or misappropriate the Intellectual Property of any person, violate the rights of any person, or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received written notice from any person claiming that such operation or any act, product, technology or service of the Business infringes or misappropriates the Intellectual Property of any Person or to the Company's knowledge constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company aware of any basis therefor). Without limiting the foregoing, the Company has not misappropriated the trade secrets of, or infringed the Copyright or Mask Work of any third party.

         There are no contracts, licenses or agreements between the Company and any other Person with respect to Company Intellectual Property under which there is any litigation or other legal proceeding known to the Company regarding the scope of such agreement, or performance under such contract, license or agreement including with respect to any payments to be made or received by the Company thereunder.

         To the knowledge of the Company, no Person is infringing or misappropriating any Company Intellectual Property owned by the Company.

         To the Company's knowledge, no Company Intellectual Property owned by the Company or product, technology or service of the Business is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

         Schedule 2.11(r) lists all action, including the payment of any fees, that to the Company's knowledge must be performed by, or on behalf of, the Company in the ninety-day period following the Closing Date to comply with any statutory requirements or fees for, perfection of, preservation of, or continuation of any rights of Company with respect to any Company Intellectual Property, including the filing of any patent applications, response to Patent Office actions or payment of fees, including renewal fees.

         The Company has not claimed small business status, or other particular status in the application for any Registered Company Intellectual Property which claim of status was not at the time made, or which has since become inaccurate or false or that will no longer be true and accurate as a result of the Closing.

         All software products of the Company were written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly assigned all of their rights, including Intellectual Property rights in such products to the Company, and to the Company's knowledge, no third party owns or has any rights to the software products or any Intellectual Property rights therein.

         The Company has no knowledge of any facts or circumstances that would render any Company Intellectual Property owned by the Company invalid or unenforceable. Without limiting the foregoing, Company knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property and the Company has not misrepresented, or failed to disclose, and is not aware of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Register Intellectual Property that would constitute fraud or a material misrepresentation with respect to such application or that would otherwise effect the validity or enforceability of any Company Registered Intellectual Property.

         The Company has taken all reasonable steps under the circumstances to protect the confidentiality and trade secret status of any material confidential information of the Company and knows of no basis on which it could be claimed that the Company has failed to protect the confidentiality of any material Confidential Information of the Company.

         All employees of the Company who have contributed to the development of the Company Intellectual Property owned by the Company have entered into valid and binding agreements with the Company sufficient to vest title in the Company of all Intellectual Property created by such employee in the scope of his or her employment with the Company.

         Agreements, Contracts and Commitments. Except as set forth on Schedules 2.2(b), 2.4, 2.12 or 2.20(b), as of the date of this Agreement, the Company does not have, is not a party to nor is it bound by:

         any collective bargaining agreements,

         any agreements or arrangements that contain any severance pay or similar post-employment liabilities or obligations,

         any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

         any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement with a firm or other organization,

         any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, any fidelity or surety bond or completion bond,

         any lease of personal property involving annual payments by the Company in any individual case in excess of $50,000,

         any agreement of indemnification or guaranty other than pursuant to the Company's standard end-user license agreement, which is attached to the Company Schedule,

         any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

         any agreement relating to capital expenditures and involving payments required to be made by the Company after the date of this Agreement in excess of $150,000,

         any agreement relating to the disposition or acquisition by the Company after the date of this Agreement of assets or any interest in any business enterprise outside the ordinary course of the Company's business, any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by or extension of credit by or to the Company,

         any purchase order or contract for the purchase of raw materials (not including in-license of technology) involving $5,000 or more,

         any construction contracts,

         any distribution, joint marketing or development agreement which cannot be canceled without penalty upon notice of sixty (60) days or less,

         Except for escrow agreements identified on Schedule 2.12, any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or any other agreement that involves payments by the Company of $100,000 or more or is not cancelable without penalty in excess of $25,000 within thirty
(30) days.

         Except as specifically disclosed in the Company Schedule, the Company is not in breach, violation or default under, and the Company has not between December 31, 1999 and the date of this Agreement received any written notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12 or Schedule
2.11 (any such agreement, contract or commitment, a "Contract") (except for notices relating to breaches, violations or defaults that have been cured or corrected in all material respects). Assuming due execution by the other parties thereto, each Contract is in full force and effect and except as otherwise disclosed in the Company Schedules is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto. Schedule 2.12(A) identifies each Contract that requires a consent, waiver or approval to preserve all rights of, and benefits to, the Surviving Corporation under such Contract as a result of entering into this Agreement or effecting the Merger or the other transactions contemplated by this Agreement (each a "Required Consent").

         Interested Party Transactions. Except as set forth in Schedule 2.13, to the Company's knowledge, no officer or director of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell,
(ii) an economic interest in any entity that purchases from, or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11; provided, that (x) ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

         Compliance with Laws. Except as set forth in Schedule 2.14, the Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         Litigation. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. To the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to develop, offer or sell any of its products in the present manner or style thereof.

         Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         Minute Books. Except as set forth in Schedule 2.17, the minute books of the Company provided to counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

         Environmental Matters.

         Hazardous Material. The Company has not: (i) operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased; or (ii) released any amount of any substance that has been designated by any Governmental Entity or by applicable foreign federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, the Federal Water Pollution Control Act, as amended, the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"). No Hazardous Materials are present, as a result of the deliberate actions or omissions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

         Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

         Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Hazardous Material or any Hazardous Materials Activities of the Company. The Company is not aware of any fact or circumstance which would reasonably be likely to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

         Brokers' and Finders' Fees; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Schedule 2.19 sets forth the Company's reasonable estimate as of the date of this Agreement of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this

Agreement and the transactions contemplated hereby.

         2.20  Employee Matters and Benefit Plans.

         Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (such definition shall only apply to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

         "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

         "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been, during the past six years (there shall be no time limitation for Pension Plans, Multiemployer Plans and plans or arrangements that currently provide for or have provided for retiree medical benefits), maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or would reasonably be expected to have any material liability contingent or otherwise;

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

         "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

         "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

         "IRS" shall mean the Internal Revenue Service;

         "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

         "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

         "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

         Schedule. Schedule 2.20 contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Except as set forth in
Schedule 2.20, the Company does not have any obligation to establish, adopt or enter into any new Company Employee Plan or Employee Agreement (other than in the normal course of business), to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law).

         Documents. The Company has provided to or made available to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any Material Adverse Effect to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

         Employee Plan Compliance. Except as set forth in Schedule 2.20(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in substantial compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan;
(iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time, except in the case of an International Employee Plan which cannot be terminated under applicable law, in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses and other liabilities typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

         Pension Plans. Except as set forth in Schedule 2.20, the Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

         Collectively Bargained, Multiemployer and Multiple Employer Plans. At no time has the Company or an Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

         No Post-Employment Obligations. Except as set forth in Schedule 2.20(g), no Company Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

         Effect of Transaction.

         Except as set forth in Schedule 2.4 or Schedule 2.20, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan as in effect prior to the Closing that will or could reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

         Except as set forth in Schedule 2.8 or 2.20, no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates in connection with the Merger with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

         International Employee Plan. Except as set forth in Schedule 2.20(b), the Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

         2.21 Accounts Receivables. Except as set forth in Schedule 2.21, the Company's accounts receivable as identified on the Company's unaudited June 30, 2000 balance sheet are, subject to an allowance for doubtful accounts consistent with past practice, valid and enforceable claims and are, to the knowledge of the Company, subject to no set-off or counterclaim and collectible in the ordinary course of business. No such accounts receivable are from any of the

Company's officers, directors, consultants, employees, agents or stockholders.

         2.22 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Organization and Qualification; Subsidiaries. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing, under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and Merger Sub is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as set forth in Section 3.1 of the Parent Schedule, each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent.


         Articles of Incorporation and Bylaws. Parent has previously furnished to Company complete and correct copies of its Articles of Incorporation and Bylaws as amended to date. Such Articles of Incorporation and Bylaws and equivalent organizational documents of each of its Subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents, and no subsidiary of Parent is in violation of any of its equivalent organizational documents.

         Capitalization. The authorized capital stock of Parent consists of (i) 150,000,000 shares of Parent Common Stock, par value $0.001 per share, and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share ("Parent Preferred Stock"). The Parent has sought and received approval from its shareholders to increase its authorized capital stock to 500,000,000 shares of Common Stock and has received approval to change its state of incorporation to Delaware. Parent may effect such changes at any time. As of June 30, 2000, (i) 63,522,693 shares of Parent Common Stock were issued and outstanding, (ii) 977,607 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's employee stock purchase plan and (iii) 23,561,485 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock ("Parent Options") (please note, however, that this number does not include options assumed in Parent's acquisition of Netmosphere, which closed on June 23, 2000) and (iv) 4,120,667 shares remain available for future grant as of June 30, 2000. As of the date hereof, one share of Parent Preferred Stock is issued and outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, all of which, as of the date hereof, are issued and outstanding and held by Parent. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and non-assessable. The Parent Common Stock issuable upon completion of this transaction will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable.

         Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery thereof by Company, constitutes the legal and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

         No Conflict; Required Filings and Consents.

         The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub shall not, (i) conflict with or violate any provision of the Articles of Incorporation, Bylaws or equivalent organizational documents of Parent or Merger Sub, (ii) subject to compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or their respective properties are bound or affected.

         The execution and delivery of this Agreement and the Agreement of Merger by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or third party (so as not to trigger any conflict) except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and of foreign governmental entities and the rules and regulations thereunder, the rules and regulations of Nasdaq, and the filing and recordation of the Merger Documents as required by California law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not prevent consummation of the Merger or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement or (y) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

         SEC Filings; Financial Statements.

         Parent has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after January 29, 1999 (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since that date. The Parent SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

         Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal year end adjustments which were not or are not expected to be material in amount.

         Since the date of the balance sheet included in Parent's report on Form 10-Q for the period ended March 31, 2000, and until the date hereof, there has not occurred any Material Adverse Effect on Parent.

         Tax Returns and Audits. Except as set forth in Section 3.7 of the Parent Schedules:

         Parent and each of its Subsidiaries have timely filed all Returns relating to Taxes required to be filed by the Parent and each of its Subsidiaries with any Tax authority prior to the date hereof, except such Returns as to which the potential consequences of a failure to file are in the aggregate not material to the Parent. The Parent and each of its Subsidiaries have paid all Taxes shown to be due on such Returns.

         The Parent and each of its Subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to the Parent.

         Neither the Parent nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Parent or any of its Subsidiaries, nor has the Parent or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         No audit or other examination of any Return of the Parent or any of its Subsidiaries by any Tax authority is presently in progress, nor has the Parent or any of its Subsidiaries been notified in writing of any request for such an audit or other examination.

         No adjustment relating to any Returns filed by the Parent or any of its Subsidiaries has been proposed in writing, formally or informally, by any Tax authority to the Parent or any of its Subsidiaries or any representative thereof.

         Neither the Parent nor any of its Subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Parent balance sheet included in the Parent's report on Form 10-Q for the period ending March 31, 2000, whether asserted or unasserted, contingent or otherwise, which is material to the Parent, other than any liability for unpaid Taxes that may have accrued since December 31, 1999 in connection with the operation of the business of the Parent and its Subsidiaries in the ordinary course.

         Neither the Parent nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Parent or any of its Subsidiaries.

         Neither the Parent nor any of its Subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement other than between the Parent and its Subsidiaries.

         None of the Parent's or its Subsidiaries' assets is tax exempt use property within the meaning of Section 168(h) of the Code.

         Neither the Parent nor any of its Subsidiaries has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. The stock of neither the Parent nor any of its Subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

         Board Approval. The Board of Directors of Parent has, as of the date of this Agreement (i) approved this Agreement and the transactions contemplated hereby and (ii) determined that the

Merger is in the best interests of the shareholders of Parent and is on terms that are fair to such shareholders.

         Absence of Litigation. There are no claims, actions, suits or proceedings pending or, to the knowledge of Parent, threatened (or, to the knowledge of Parent, any governmental or regulatory investigation pending or threatened) against Parent or any of its Subsidiaries or any properties or rights of Parent or any of its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for such litigation that would not have a Material Adverse Effect.

         Merger Sub. Merger Sub has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Since the date of its incorporation. Merger Sub has neither engaged in or transacted any business of activity of any nature whatsoever other than activities related to its corporate organization and the execution and delivery of this Agreement. Merger Sub has no assets or properties or debts, liabilities or obligations of any kind whatsoever, and other than this Agreement, is not a party to any contract, agreement or undertaking of any nature. The authorized capital stock of Merger Sub consists of 1,000 share of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of Merger Sub Common Stock are owned of record and beneficially by Parent, free and clear of any encumbrance.

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

         Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of (i) the termination of this Agreement and (ii) the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed and except as contemplated by this Agreement) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, consistent with its Business Plan dated June, 2000 which has been provided to Parent prior to the date hereof or as otherwise set forth on Schedule 4.1, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any material event or occurrence whether or not in the ordinary course of its business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, except as expressly contemplated by this Agreement or disclosed in Schedule 4.1, the Company shall not, without the prior written consent of Parent during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time (which consent shall not be unreasonably withheld or delayed); provided, that if Parent fails to respond within three (3) business days to a written request by the Company to take an action that is otherwise prohibited pursuant to Sections 4.1(c), (i) or (q), such failure to provide timely refusal shall be deemed to be a waiver of the applicable Section 4.1(c),
(i) or (q) for purposes of the actions identified in such notice only;


         Transfer to any person or entity any rights to the Company Intellectual Property Rights (other than pursuant to End-User Licenses in the ordinary course of business), provided that it is understood and agreed that the license of source code will not be deemed to be in the ordinary course of business;

         Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

         Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

         Commence any litigation;

         Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its Capital Stock, or split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Capital Stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its Capital Stock (or options, warrants or other rights exercisable therefor) other than repurchases made in accordance with agreements referred to on the Company Schedules;

         Other than (1) repurchases made in accordance with agreements referred to on the Company Schedules, (2) the documentation of stock option grants representing shares of the Company's Common Stock that the Board of Directors of the Company (or the Compensation Committee thereof) has resolved to grant as of the date of this Agreement, (3) the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or currently outstanding shares of Company Preferred Stock, or (4) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

         Cause or permit any amendments to its Articles of Incorporation or Bylaws;

         Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

         Acquire or agree to acquire any assets in an amount in excess of $100,000 in the case of a single transaction or in excess of $250,000 in the aggregate in any 30-day period;

         Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

         Incur any indebtedness for borrowed money or guarantee any such indebtedness outside the ordinary course of business or issue or sell any debt securities of the Company or guarantee any debt securities of others;

         Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee, except payments made pursuant to standard written agreements previously disclosed to Parent on the Company Schedules;

         Adopt or amend any employee benefit plan except as required by law, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees or, except in the ordinary course of business consistent with past practices, extend employment offers;

         Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

         Pay, discharge or satisfy, in an amount in excess of $100,000 (in any one case) or $250,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto or incurred in the ordinary course of business since the date thereof) or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated and permitted hereby;

         Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes in excess of $25,000, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

         Enter into any strategic alliance or any material development or joint marketing agreement;

         Take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (s) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (r) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

         No Solicitation. Until the earlier of (i) the Effective Time and (ii) the date of termination of this Agreement pursuant to the provisions of Section
8.1 hereof, the Company will not (nor will the

Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

                             ADDITIONAL AGREEMENTS

         California Permit; Shareholder Meeting.

         As promptly as practicable after the execution of this Agreement, Parent shall prepare the necessary documents and Parent shall apply to obtain a permit (a "California Permit") from the California Commissioner of Corporations (after a hearing before such Department) pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of the Parent Common Stock in the Merger shall be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of the exemption from registration contained in Section 3(a)(10) thereof. The Company shall cooperate with, and provide information to, Parent in connection with Parent's application for the California Permit and shall prepare an information statement to be mailed to the Company's shareholders concurrently with the notice of any hearing. The Company and Parent will respond to any comments from the California Commissioner of Corporations and use their reasonable best efforts to have the California Permit granted as soon as practicable after such filing. As promptly as practicable after the date of this Agreement, Parent shall prepare and make such filings as are required under applicable Blue Sky laws relating to the transactions contemplated by this Agreement.

         As promptly as practicable after the receipt of a California Permit, the Company shall submit this Agreement and the transactions contemplated hereby, including without limitation the Merger, to the Company's shareholders for approval and adoption as provided by the CGCL and the

Company's Articles of Incorporation and Bylaws. The information submitted to the Company's shareholders shall be subject to review and approval by Parent and shall include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger, this Agreement and the transactions contemplated hereby.

         If (i) for any reason the California Permit is not issued, (ii) in the opinion of Parent, after consultation with Counsel, proceeding with the application to receive the California Permit is not practicable, or (iii) if the exemption provided by Section 3(a)(10) of the Securities Act is not available with respect to the issuance of the Parent Common Stock in connection with the Merger, then Parent shall, as soon as practicable, prepare and file with the SEC a Form S-4 Registration Statement (the "Form S-4 Registration Statement") with respect to the issuance of the Parent Common Stock in connection with the Merger. Each of the Company and Parent shall use all reasonable efforts to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable efforts to cause the proxy statement or information statement included in the Form S-4 Registration Statement to be mailed to the Company's shareholders as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act, and to call and hold a meeting of the Company's shareholders to vote on a proposal to adopt and approve this Agreement and the transactions contemplated hereby, including without limitation the Merger.

         Access to Information. Subject to any applicable contractual confidentiality obligations (which the Company shall use its reasonable efforts to cause to be waived) each party shall afford the other parties and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of such party's properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) as the other parties may reasonably request; provided, however, that it shall be deemed to not be reasonable to request access to either party's trade secrets or source code or identification of such party's prospects. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         Confidentiality.

         None of the parties hereto will release, publish, reveal or disclose, directly or indirectly, any business or technical information (or both) of the other parties designated orally or in writing as "Confidential" or "Proprietary" (or in like words), including, but not limited to, computer programs, know-how, designs, inventions, new products, marketing and advertising methods, supplier agreements, customer lists, pricing policies, financial information, employee information, strategies or other information related to its business or its customers (referred to as "Evaluation Material"), except: (i) to such company's directors, officers, employees, financial advisors, legal counsel, independent certified public accountants or other agents, advisors or representatives as will require access thereto on a need-to-know basis for the purpose of the negotiations contemplated and who will agree to be bound by the terms of this Section 5.3; and (ii) with the prior written consent of the other companies and then only to the extent specified in such consent.

         The parties agree to take all reasonable precautions to safeguard the confidentiality of the Evaluation Material. Neither company will make, or permit to be made, except in furtherance of their due diligence contemplated hereby, any copies, abstracts or summaries of the Evaluation Material. In addition, all such Evaluation Material will be used solely for the purpose of due diligence in connection with consummating the transactions contemplated hereby and will not be otherwise used to the detriment of the other party, in competition with the other party.

         The restrictions on disclosure of information contained in this Section
5.3 do not extend to any item of information that (i) is publicly known at the time of its disclosure, (ii) is lawfully received from a third party not bound in a confidential relationship with the disclosing party, (iii) is published or otherwise made known to the public by the disclosing party or (iv) can be shown to have been developed independently by the receiving party without reference to any Evaluation Material. Upon written request or the termination of this Agreement without closing the proposed acquisition, the parties will return all writings, documents and materials containing Evaluation Material with a letter confirming that the Evaluation Material has in no way been reproduced or copied or that all annotated copies and derivative works have been destroyed. Each party understands that the other parties will not have an adequate remedy at law for a breach or threatened breach by such party of the terms of this Section
5.3. Each party therefore agrees that if there is any such breach or threatened breach, the other parties may, in addition to any other legal or equitable remedies available to them, obtain an injunction or restraining order to enjoin such party from the breach or threatened breach of this Section 5.3.

         Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses (it being understood that (a) Third Party Expenses of the Company will include, without limitation, all fees and expenses payable to Jones, Day, Reavis & Pogue, Lehman Brothers, Inc., Milstein Brothers Capital Advisors, LLC, PL Escrow Advisors, Inc. and PriceWaterhouseCoopers LLP in connection with their representation of the Company with respect to the Merger, and (b) if the Closing occurs, the reasonable Third Party Expenses referred to in clause (a) of this sentence will be paid by Parent or the Surviving Corporation, and not by the Shareholders); provided, however, that under no circumstances shall Parent or the Surviving Corporation be obligated to pay Third Party Expenses of the Company in excess of $3.5 million.

         Public Disclosure. Upon execution and delivery of this Agreement by the parties hereto, Parent and the Company shall release a jointly prepared announcement describing the Merger. Except as aforesaid, unless otherwise required by law (including, without limitation, securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent prior to release, provided that such approval shall not be unreasonably withheld.

         Consents. The Company will use its commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts identified on Schedule 2.12(a) as may be required in connection with the Merger.

         FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

         Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates material to Parent, in Parent's reasonable judgement, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and capital stock.

         Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         Form S-8. Parent shall file within 30 days after the Closing a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options promptly after the Closing Date, provided, that the Company provides all necessary information within its control for the preparation of such registration statement.

         NMS Listing. Parent shall cause to be listed on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

         Cooperation With Financial Statements. The Company will use its best efforts to cause the Company's management and its independent auditors to facilitate on a timely basis (i) the preparation of historical and pro forma financial statements as required by Parent to comply with applicable SEC regulations, and (ii) the review of the Company's and PriceWaterhouseCoopers' audit work papers, including the examination of selected interim financial statements and data. The Company shall deliver to Parent, within ten (10) business days of the date hereof, the Company's audited Balance Sheet and the related audited statements of operation and cash flows for the twelve-month period ended December 31, 1999.

         Employee Benefits. Parent shall take such commercially reasonable actions as are necessary, including amending Parent's plans to allow eligible employees of the Company to participate in the benefit programs of Parent, or alternative benefits programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Effective Time. Without limiting the generality of the foregoing, (i) to the extent that any employee of the Company becomes eligible to participate in any employee benefit plan of Parent after the Effective Time, Parent, the Surviving Corporation and their subsidiaries shall credit such employee's service with the Company, to the same extent as such service was credited under the similar employee benefit plans of the Company immediately prior to the Effective Time, for purposes of determining eligibility to participate in and vesting under, and for purposes of calculating benefits under, such employee benefit plan of Parent, and (ii) to the extent permitted by such employee benefit plan of Parent and applicable law, Parent, the Surviving Corporation and its subsidiaries shall waive any pre-existing condition limitations, waiting periods or similar limitations under such employee benefit plan of Parent and shall provide each such employee with credit for any co-payments previously made and any deductibles previously satisfied.

         Indemnification. Parent shall indemnify the directors and officers of the Company on the same terms as are provided to the directors and officers of the Company on the date hereof pursuant to indemnification agreements (which have been furnished to the Parent) and the Company's Bylaws as in effect on the date hereof.

         Six-Month Restriction on Sale. The number of shares of Parent Common Stock held by certain affiliates of the Company identified on Schedule 5.16 hereto (each, a "Restricted Affiliate") for purposes of this Section 5.16 after the Closing shall be aggregated with the number of shares of Parent Common Stock subject to any option or options held by each such Restricted Affiliate. Until a date six calendar months after the Effective Date, such Restricted Affiliate shall not sell, make any short sale of, transfer, loan, grant any option for the purchase of or otherwise dispose of (each, a "Transfer"), in a single calendar month, a number of shares of Parent Common Stock in excess of (a) (i) one-sixth (1/6) of the Parent Common Stock to be received by such Restricted Affiliate in connection with the transactions contemplated hereby times (ii) the number of calendar months (rounded up to the next whole month) elapsed since the Effective Date, minus (b) the number of such shares of Parent Common Stock previously transferred in accordance with this Section 5.16; provided, however, that each Restricted Affiliate shall be permitted to enter into hedging transactions for no more than 40% of the Parent Common Stock to be received by such Restricted Affiliate if, and only if, such Restricted Affiliate engages in such hedging transactions with one of the following investment bankers: Goldman Sachs & Co., FleetBoston Robertson Stephens, Inc., Donaldson, Lufkin & Jenrette Securities Corporation or Lehman Brothers Inc.

         5.17 Restrictive Legend. Each Restricted Affiliate shall receive six certificates, each of which shall represent 1/6 of the shares of Parent Common Stock to be received by such Restricted Affiliate (other than shares placed in Escrow). One certificate, representing 1/6 of such Restricted Affiliate's shares of Parent Common Stock shall have no legends placed on such certificate. The remaining 5 certificates, each representing 1/6 of such Restricted Affiliate's shares (other than the shares placed in Escrow pursuant to Section 7.5) shall contain the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO AN AGREEMENT AND PLAN OF REORGANIZATION DATED AS OFAUGUST 8, 2000 (COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE ISSUER OF THIS CERTIFICATE AT ITS PRINCIPAL PLACE OF BUSINESS). THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF COMPLIANCE WITH THE TERMS THEREOF. SUCH RESTRICTION SHALL CEASE TO BE IN EFFECT AFTER [Date].

         The date referred to in the above legend shall vary with each such certificate delivered to each such shareholder such that one certificate shall have a date that is one calendar month after the Effective Date, one certificate shall have a date that is two calendar months after the Effective Date, one certificate shall have a date that is three calendar months after the Effective Date, and so on until all 5 certificates have been printed with legends identifying the 5 subsequent months following the Effective Date and representing 5/6ths of such shareholder's shares. The legend contained in this Section shall be removed from a certificate at the end of the applicable date referred to above for such certificate, but shall not be removed in any other circumstance without Parent's prior written consent (which consent shall not be unreasonably withheld or delayed and shall be granted if such legend is no longer appropriate).

         Tax Matters. Neither the Parent nor Merger Sub shall take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, the Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. The Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's Subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its Subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         Shareholder Approval of Section 280G Payments. Each Party hereto shall take all commercially reasonable actions necessary to obtain shareholder approval of certain payments to the Company's employees in accordance with the shareholder approval procedures of Code Section 280G, if such shareholder approval is required by such Section to enable Parent to deduct any such payments from its tax returns.

         Shareholder Meetings. Parent agrees that it and its directors shall not directly or indirectly call a general or special meeting of shareholders of the Company, propose any resolution of the Company or otherwise direct the vote of the shareholders who are parties to the Voting Agreement or exercise the proxy delivered in connection therewith (other than for any meeting or resolution in connection with, or for the purposes of, the Merger or Merger Agreement) from the date hereof until the earlier of (i) such time as the transactions contemplated by the Merger Agreement are effective and (ii) the date that the Merger Agreement is terminated in accordance with its terms.


                            CONDITIONS TO THE MERGER

         Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

         Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

         No Injunctions or Restraints; Illegality; HSR Act. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect. All waiting periods under the HSR Act shall have expired or been terminated early.

         Tax Opinions. Parent and the Company shall each have received written opinions from their respective tax counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable Tax representations as requested by such counsel for the purpose of rendering such opinions.

         Nasdaq Listing. The shares of Parent Common Stock issuable to shareholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq Stock Market upon official notice of issuance.

         California Permit. The California Commissioner of Corporations shall have issued the California Permit and the exemption provided by Section 3(a)(10) of the Securities Act shall be available with respect to the issuance of the Parent Common Stock in the Merger, or the Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

         Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

         Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall have been true and correct in all material respects as of the Closing, except for (A) changes contemplated or permitted by this Agreement and (B) except for those representations and warranties that address matters only as of a particular date (which shall have been true and correct as of such date). The Company shall have received a certificates with respect to the foregoing signed on behalf of Parent and Merger Sub by duly authorized officers thereof.

         Agreements and Covenants. Parent and Merger Sub shall have performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 8.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of the Parent and Merger Sub by duly authorized officers thereof.

         Material Adverse Change. There shall not have occurred or failed to have occurred an event that constitutes a Material Adverse Effect with respect to Parent since March 31, 2000.

         Legal Opinion. The Company shall have delivered the legal opinions from Wilson Sonsini Goodrich & Rosati, legal counsel to Parent, in substantially the form attached as Exhibit C.

         Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

         Representations and Warranties. The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall have been true and correct in all material respects as of the Closing, except for (A) changes contemplated or permitted by this Agreement and (B) except for those representations and warranties that address matters only as of a particular date (which shall have been true and correct as of such date). Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by a duly authorized officer of the Company.

         Agreements and Covenants. The Company shall have performed or complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 8.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company.

         Third Party Consents. [Reserved]

         Legal Opinion. Parent shall have delivered the legal opinions from Jones, Day, Reavis & Pogue, legal counsel to the Company, in substantially the form attached as Exhibit D.

         Material Adverse Change. There shall not have occurred or failed to have occurred, an event that constitutes a Material Adverse Effect with respect to the Company since December 31, 1999.

         Escrow Agreement. The Shareholders' Representatives (as defined in the Escrow Agreement) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit F (the "Escrow Agreement").

         Dissenters' Rights. Holders of outstanding shares of Company Capital Stock as of the record date, representing in the aggregate, more than 5% of such shares shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

         Resignation of Directors and Officers. All directors and officers of the Company shall have resigned their respective offices as directors and officers of the Company effective as of the Effective Time.

         Company Shareholders who own in excess of 95% of the Company's Capital Stock shall have executed a release of claims in form and substance reasonably acceptable to Parent.

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

                            INDEMNIFICATION; ESCROW

         Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules), and all of Parent's and Merger Sub's representations and warranties in this Agreement and in any instrument delivered pursuant to this Agreement, shall survive the Merger and continue until 5:00 p.m., California time, on the first anniversary of the Closing Date, except that the representations and warranties set forth in sections 2.8, 2.11, 2.18 and 2.20 shall survive until the expiration of the applicable statutes of limitation periods.

         Obligation of the Company to Indemnify, Reimburse, etc. Subject to the provisions of Section 7.4 hereof, the Company, its successors and assigns, jointly and severally, shall indemnify, reimburse, defend, protect and hold harmless Parent and Merger Sub and each of their successors and assigns and each of their respective directors, officers, employees, affiliates, agents, and their respective successors and assigns (each a "Parent Indemnitee") from and against any claims, losses, liabilities, damages, causes of action, costs and expenses (including reasonable attorney's, accountant's, consultant's and expert's fees and expenses) (collectively "Losses") resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty (as modified by the Company Schedules), covenant or agreement of the Company, contained in this Agreement.

         Obligation of Parent to Indemnify, Reimburse, etc. Subject to the provisions of Section 7.4 hereof, Parent and Merger Sub and their respective successors and assigns, jointly and severally, shall indemnify, reimburse, defend, protect and hold harmless the Shareholders and their successors and assigns and each of their directors, officers, employees, affiliates, agents, and their respective successors and assigns (each a "Shareholder Indemnitee") from and against any Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Parent, contained in this Agreement.

         Limits on Indemnification, Reimbursement, etc..

         Absent fraud or willful misconduct of any party (for which there shall be no limitation of liability of any party), no Parent Indemnitee and no Shareholder Indemnittee shall have any right to seek or obtain indemnification, reimbursement or defense under this Agreement or the Escrow Agreement until Losses which would otherwise be indemnifiable hereunder, and have been incurred by such party and other indemnitees associated with or related to such party, exceed $1,000,000, after which such party or parties to be indemnified hereunder shall be entitled to receive indemnification for all Losses in excess of such $1,000,000 amount. In addition (absent fraud or willful misconduct), neither Parent nor any Shareholder shall have any liability under this Article VII unless the Losses incurred by a Parent Indemnitee or a Shareholder Indemnitee, as the case may be, in connection with a claim for indemnification or reimbursement exceed $50,000, and the Losses related thereto shall be disregarded for purposes of determining whether the deductible set forth in this Section 7.4(a) has been met.

         Absent fraud or willful misconduct of the Company, from and after the Closing, recourse of the Parent Indemnitees to the Escrow Amount in the Escrow Fund shall be the sole and exclusive remedy of the Parent Indemnitees for any obligations of the Company, its successors and assigns arising under Section 7.2.

         If any legal proceedings are instituted or any claim or demand is asserted by any third party in respect of which a party may seek indemnification pursuant to the provisions of this Article VII, such party seeking indemnification shall promptly cause written notice of the assertion of any such claim to be made to the party from whom indemnification is sought. The party from whom indemnification is sought shall have the right, at such party's option and expense (except as otherwise provided herein), to control the defense, negotiations or settlement of any such claim, and in such case, the indemnified party shall have the right consult in (but not control) such defense, negotiations or settlement; provided, however, that the indemnifying party shall not agree to any compromise, settlement or consent to entry to judgment or otherwise impose any obligations on the indemnified party without the prior written consent of the indemnified party in indemnified party's sole discretion unless the sole relief is monetary damages that are paid in full by the indemnifying party or are otherwise satisfied without any obligation of Parent. If the indemnifying party does not so elect to defend any such third party claim, the indemnified party shall have the right but not the obligation to do so (and any failure by the indemnified party to defend any such claim shall not prejudice such party's right to indemnification pursuant to this Article VII), and in such case, the indemnifying party shall have the right to consult in (but not control) such defense, negotiation or settlement.

         In order to effect the provision of this Section 7.4 on the Effective Date the Board of Directors of the Company shall designate to Parent a representative of the Company (collectively, the "Company Representative") who shall act on behalf of the Company with respect to the indemnification matters hereunder. The Company Representative may exercise all rights of the Company as indemnifying party, including the right to control the defense of and compromise, settle or consent to the entry of judgment in respect of matters as provided herein. All reasonable out-of-pocket expenses incurred by the Company Representative in connection with defending, settling or compromising any such matter shall be payable from the Escrow Amount.

         Absent fraud or willful misconduct, no party hereto shall be entitled to recover punitive damages with respect to any breach of any representation or warranty or non-performance of any obligation under this Agreement (or otherwise relating to the transactions contemplated hereby), and under no circumstances shall such damages be considered Losses under this Article VII.

         To the extent that any indemnifying party makes or is required to make any indemnification or reimbursement payment to any indemnified party, the indemnifying party shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the indemnified party may have against any other person with respect to any Losses, circumstances or matters to which such indemnification or reimbursement payment is directly or indirectly related. Each indemnified party shall permit the indemnifying party to use the name of the indemnified party in any transaction or in any proceeding or other matter involving any of such rights or remedies; and the indemnified party shall take such actions as the indemnifying party may reasonably request for the purpose of enabling the indemnifying party to perfect or exercise the indemnifying party's right of subrogation hereunder.

         Escrow Arrangements. Concurrent with the Effective Time, the Escrow Consideration shall be placed in an escrow fund (the "Escrow Fund"), to be governed by the terms of the Escrow Agreement. The Escrow Fund shall be available to (a) compensate Parent and its affiliates for Losses for which Parent or its affiliates are entitled to indemnification under this Article VII and to (b) reimburse expenses incurred by the Company Representative pursuant to
Section 7.4(c). The terms and conditions of the Escrow Fund shall be set forth more fully in the Escrow Agreement.

                        TERMINATION, AMENDMENT AND WAIVER

         Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

         by mutual written consent of the Company and Parent;

         by Parent or the Company, by written notice to the other parties, if:
(i) the Effective Time has not occurred by October 31, 2000 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); provided, however, that if Parent shall file or cause to be filed the Form S-4 Registration Statement in accordance with Section 5.1, then Parent shall make available to the Company the Interim Loan no later than October 31, 2000 and the reference to October 31, 2000 in this sentence shall be replaced with January 15, 2001; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

         by Parent, by written notice to the other parties, if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any material portion of the business or assets of the Company or Parent;

         by Parent, by written notice to the other parties, if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within thirty (30) days through the exercise of its commercially reasonable best efforts, then for so long as the Company continues to exercise such commercially reasonable best efforts Parent may not terminate this Agreement under this Section 8.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

         by the Company, by written notice to the other parties, if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 8.1(e) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured).

         For purposes of this Section 8.1, the term "Interim Loan" shall mean a loan from Parent to the Company in the principal amount of $10,000,000, having a maturity date of October 31, 2002, bearing simple interest at the applicable federal rate, with interest payable on October 31, 2001 and at maturity.

         Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and, except as set forth in this Section 8.2, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders, provided, that each party shall remain liable for any willful breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.3, 5.4 and 5.5 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.


         Amendment. Except as is otherwise required by applicable law after the shareholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                               GENERAL PROVISIONS

         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered personally or (b) two business days after sent, if sent by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or, (c) on the date of delivery, if sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to Parent or Merger Sub, to:

                           Critical Path, Inc.
                           320 First Street
                           San Francsico, CA 94105
                           Attention:         President
                           Telephone No.:     (415) 808-8800
                           Facsimile No.:     (415) 808-8777

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention:         Mark L. Reinstra
                           Telephone No.:     (650) 493-9300
                           Facsimile No.:     (650) 493-6811

         if to the Company, to:

                           PeerLogic, Inc.
                           555 De Haro Street
                           Suite 300
                           San Francisco, CA 94107
                           Attention:         President
                           Telephone No.:     (415) 626-4545
                           Facsimile No.:     (415) 626-4710

                           with a copy to:

                           Jones, Day, Reavis & Pogue

                           2727 North Harwood
                           Dallas, TX  75201-1515
                           Attention:         Stephen Fluckiger
                           Telephone No.: (214) 220-3939
                           Facsimile No.:  (214) 969-5100

         Interpretation; Knowledge; Material Adverse Effect.

         The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is binding at law or in equity. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         As used in this Agreement, the phrase "to the best of [a party's] knowledge," "to [a party's] knowledge," "[a party] is not aware," and similar phrases shall mean the actual knowledge of the officers and directors of such party, after careful consideration of the matters set forth in the representation that is so qualified and a reasonably diligent review of all files, documents, agreements and other materials in such person's possession or subject to his or her control.

         For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole it being understood that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse
Effect: (a) a change in the market price or trading volume of the entity's Common Stock, (b) any effects, changes, events, circumstances or conditions (including, without limitation, litigation, a loss of suppliers or customers, delays in customer orders, a disruption in business relationships or a loss of employees) as a result of the public announcement or pendency of the transactions contemplated hereby or (c) changes in general economic conditions or changes affecting the industry generally in which such entity operates.

         Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person (other than the Shareholder Indemnittees and those persons referred to in Section 5.15) any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates as long as such assignment or delegation does not adversely affect the rights of the Company shareholders.

         Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         No Implied Representations. Parent and the Company acknowledge that, except as expressly provided in Articles II and III, and except as expressly provided in any document delivered by a party hereto to any other party hereto in connection with the transactions contemplated hereby, none of the parties (and no other person) has made or is making any representations or warranties whatsoever, implied or otherwise.

         Other Remedies. Except as otherwise provided herein (including in Section 7.4), any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy; provided, however, absent fraud or willful misconduct, as to matters to which indemnification is provided in Article VII hereof, such indemnification shall be the sole remedy.

         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         Share Legends. All certificates representing any of the shares of Parent Common Stock to be issued pursuant to this Agreement shall have endorsed thereon any legend required by Federal or state securities laws.

                  (Remainder of page intentionally left blank)

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.



PEERLOGIC, INC.                        CRITICAL PATH, INC.


By:                                    By:
   ---------------------------------      --------------------------------------
   President and Chief Executive Officer   President and Chief Executive Officer



PRINCE ACQUISITION CORP.


By:
   ---------------------------------
   President and Chief Executive Officer












                         ***REORGANIZATION AGREEMENT***

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               CRITICAL PATH, INC.

                            PRINCE ACQUISITION CORP.

                                       AND

                                 PEERLOGIC, INC.

                           DATED AS OF AUGUST 8, 2000

                                    EXHIBIT A

                                VOTING AGREEMENT

                                    EXHIBIT B

                              AGREEMENT OF MERGER

                                 (TO BE AGREED)

                                    EXHIBIT C

                 LEGAL OPINION: COUNSEL TO CRITICAL PATH, INC.

                                    EXHIBIT D

                    LEGAL OPINION: COUNSEL TO PEERLOGIC, INC.

                                    EXHIBIT E

                                ESCROW AGREEMENT